UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 24, 2006

ADESA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-32198	35-1842546
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard
Carmel, Indiana		46032
(Address of principal executive offices)		(Zip Code)

(800) 923-3725

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                  At the annual meeting of stockholders of ADESA, Inc. (the “Company”) held on May 17, 2006, the stockholders of the Company approved amendments to “Article Fifth” of the Company’s Restated Certificate of Incorporation (the “Certificate”) that phase-in the annual election of directors. The amendments became effective upon the filing of a Certificate of Amendment on May 24, 2006 with the Secretary of State of the State of Delaware.

All directors will be elected annually beginning at the annual meeting in 2009. The terms of all directors, including those directors elected at the 2007 and 2008 annual meetings, will expire immediately upon the election of their successors at the 2009 annual meeting. The phase-in of the declassification of the Board will be applied as follows:

Annual Meeting Year	Length of Term for Directors Elected	Year that Term Would Expire
2006	Three Years	2009

2007	Two Years	2009

2008	One Year	2009

2009	Annual Election	2010

The amendments also provide that a director appointed to fill a vacancy as a result of an increase in the number of directors will hold office until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

The Board of Directors also amended and restated the Company’s By-laws to make corresponding changes to those made to the Certificate.

The foregoing description of the amendments to the Certificate and the Company’s By-laws does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment of Restated Certificate of Incorporation of ADESA, Inc. and the Amended and Restated By-laws of ADESA, Inc., copies of which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

Exhibit	Description
3.1	Certificate of Amendment of Restated Certificate of Incorporation of ADESA, Inc.
3.2	Amended and Restated By-laws of ADESA, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 25, 2006	ADESA, INC.

/s/ George J. Lawrence
George J. Lawrence
Executive Vice President, General
Counsel and Corporate Secretary